Exhibit 99.1

                     AMENDMENT TO THE SUBSCRIPTION AGREEMENT

         THIS AMENDMENT (the "Amendment") TO THAT CERTAIN SUBSCRIPTION AGREEMENT dated as of March 4, 2005 (the "Subscription Agreement"), by and between ACCESS WORLDWIDE COMMUNICATIONS, INC. ("Access"), a Delaware corporation, and _________________________________________ (the "Purchaser"), is entered into by and between Access and Purchaser, this 10th day of July, 2005 (the "Effective Date"). Access and Purchaser shall be referred to individually as the party and collectively as the parties.

         Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

         WHEREAS, the parties have agreed that it is in the best interest of the parties to enter into this Amendment.

         NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  AMENDMENTS.
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         A new section 6. Additional Private Placement will be added following section 5 of the Agreement, and the original sections 6, 7, 8, 9, and 10 will be amended to 7, 8, 9, 10, and 11 respectively. The new section 6 will be inserted and read as follows:

   6. Additional Private Placement. Notwithstanding the foregoing, should the Company close an additional capital raising, i.e., private placement pursuant to Regulation D of the Securities and Exchange Act of 1933 (the "New Offering"), within twelve (12) months of the Effective Date of this Agreement, and the New Offering provides for a purchase price per share of the Company's Common Stock that is less than the Purchase Price as set forth in this Agreement, then the Purchaser shall be issued warrants in an amount equal to one times the Purchase Price as set forth herein. The exercise price of the Warrants shall be that which provides for an average purchase price per share of Company's Common Stock that is similar to that of the New Offering.

         SECTION 2.  MISCELLANEOUS.
                     -------------

         (a) Except as expressly provided herein, the Agreement shall continue in full force and effect, and the unamended terms and conditions of the Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as a novation or an accord and satisfaction. From and after the date hereof, references to the Amendment shall be references to the Agreement as amended hereby.

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         (b)   This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Agreement.

         (c) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date set forth above.

PURCHASER                                  ACCESS WORLDWIDE

Signature:                                 Signature:
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Name:                                      Name:
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